Exhibit 99.2

All,

I’m very pleased to share with all of you some exciting Ancestry.com news.

Today, we are announcing that we have entered into an agreement with Permira, a leading European private equity firm with global reach, for Permira to acquire all the outstanding shares of Ancestry.com, Inc. for $32.00 per share in a cash transaction. Spectrum Equity, who has backed our company for over ten years and is currently our largest shareholder, will remain a substantial investor in the company. I will also note that I am keeping a significant majority of my own ownership in Ancestry.com invested in our company, as will CFO and COO Howard Hochhauser. And, as we will explain in coming days and weeks, we will be providing a way for many employees to stay invested in our company alongside Permira, Spectrum, and the management team.

We think this is a great outcome for our stockholders, employees, and subscribers, and we think it will only enhance our ability to continue investing in our great company. In Permira, we will have a world-class equity partner with great experience in technology, media and the internet. Permira shares our vision that family history remains a large and still untapped market, and they are excited about helping us with our strategy to invest in new technologies and products, bringing even more content online for our subscribers, building a great global brand, and expanding into new international markets. In Permira, we will have a superb partner for our next stage of growth as a company.

So, what’s going to change? Well, really not that much…

Other than a change in the capital and ownership structure of the business, we do not anticipate any significant changes in our strategy, mission, and organization. We’ll continue to run the business as we have in the past — striving to deliver on our mission to help everyone discover, preserve, and share their family history. And we will remain focused on attracting, retaining, and rewarding great talent at our company. There is so much more to do to further transform family history, and I have never been more personally excited about our ability to do great things together.

Later this morning, everyone will be invited to participate, either in person or via webcast, in an impromptu company meeting. Howard and I will be in the Shaky Leaf Café (it will be great to test the standing room capacity!), but we will broadcast this to San Francisco. I also encourage our other offices to login remotely via the webcast. It will be a good opportunity for us to provide a little more detail about what happens next and answer as many questions as we can about the next stage of our growth as a company.

Our company has thrived through many different phases and eras, and I’m very confident that our brightest days are still ahead. Together, we have built a great company that delivers amazing joy, satisfaction, and discovery to millions of people around the world. Everyone at Ancestry.com should be very proud of we’ve accomplished together. I remain incredibly proud and honored to be part of this company.

See you later this morning.

Tim

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2011 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Ancestry.com with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Ancestry.com’s filings with the SEC from Ancestry.com’s website at ir.ancestry.com/sec.cfm or by directing a request to: Ancestry.com Inc., 360 West 4800 North, Provo, Utah 84604, Attn: Investor Relations, (801) 705-7942.

The Company and certain of its directors, executive officers and affiliates may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2012. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.